Exhibit 99

CONVERGYS NEWS RELEASE

Convergys Reports First Quarter Results

Raises Quarterly Dividend 13 Percent

(Cincinnati; May 9, 2016) — Convergys Corporation (NYSE: CVG), a global leader in customer management, today announced its financial results for the first quarter of 2016.

The Company also announced that the Board of Directors approved raising its regular quarterly dividend 13 percent to $0.09 per share.

First Quarter Summary

•	Revenue of $722 million, down 2 percent as reported and 1 percent on a constant currency basis compared with prior year;

•	GAAP operating income was $59 million, up 20 percent compared with prior year; adjusted operating income of $69 million, up 8 percent compared with prior year;

•	Adjusted EBITDA of $98 million, the same as prior year;

•	GAAP EPS from continuing operations was $0.43, compared with $0.37 in the prior year; adjusted EPS from continuing operations of $0.50, compared with $0.47 in the prior year;

•	Adjusted free cash flow of $67 million;

•	$28 million capital returned to shareholders via share repurchase and dividend;

•	2016 revenue expectations revised, EBITDA and EPS guidance confirmed.

“We performed well with improvement in operating income, earnings per share, and free cash flow,” said Andrea Ayers, president and CEO. “The broad mix of new business wins in the quarter reflects the capacity of our unique global platform to deliver comprehensive solutions and operational excellence for clients. Growth with several existing and new clients and progress in penetrating high-growth industries nearly offset increasing headwinds from macroeconomic factors and volatility in the communications industry. Based on lower than anticipated volumes with some of our clients, we are slightly revising our revenue expectations, but our profit improvement expectations are unchanged and we are confirming our EBITDA and EPS guidance for the full year.”

Ayers continued, “Our strong balance sheet and cash flow generation provides ample liquidity to maintain our balanced approach toward capital deployment, and we are pleased to raise the quarterly dividend 13 percent marking our fourth consecutive year of dividend growth.”

First Quarter Results – Continuing Operations

Revenue – Revenue was $722 million including $8 million adverse foreign currency impacts, a decrease of 2 percent as reported and 1 percent on a constant currency basis, compared with $741 million in the same period last year.

Operating Income – GAAP operating income was $59 million, a 20 percent increase compared with $49 million in the same period last year. Excluding certain acquisition-related impacts discussed below, adjusted operating income was $69 million, an 8 percent increase compared with $64 million in the same period last year.

GAAP operating margin was 8.2 percent, up 160 basis points compared with 6.6 percent in the same period last year. Adjusted operating margin was 9.6 percent, up 90 basis points compared with 8.7 percent in the same period last year.

Adjusted EBITDA – Adjusted EBITDA was $98 million, the same as last year. Adjusted EBITDA excludes certain acquisition-related impacts discussed below.

Adjusted EBITDA margin was 13.5 percent, up 30 basis points compared with 13.2 percent in the same period last year.

Net Income – GAAP net income from continuing operations was $45 million, or $0.43 per diluted share, compared with $39 million, or $0.37 per diluted share, in the same period last year. Excluding certain acquisition-related impacts discussed below, adjusted net income from continuing operations was $52 million, or $0.50 per diluted share, compared with $50 million, or $0.47 per diluted share, in the same period last year.

Share Repurchase – Convergys repurchased 0.8 million shares in the first quarter at a cost of $20 million.

Quarterly Dividend – Convergys paid a $0.08 per share quarterly dividend in April to holders of record at the close of business on March 24, 2016. The Board of Directors of the Company also approved a 13 percent increase in the quarterly dividend to $0.09 per share. The first dividend payment of $0.09 per share is scheduled to be made on July 8, 2016, to shareholders of record at the close of business on June 24, 2016.

Free Cash Flow – Adjusted free cash flow was $67 million, compared with $41 million in the same period last year.

Net Debt – At March 31, 2016, cash and short term investments were $233 million, debt maturing in one year was $3 million, and long term debt was $316 million. Net debt totaled $86 million at March 31, 2016, compared with $123 million at December 31, 2015, and $152 million at the end of the first quarter last year.

Acquisition-related Impacts – GAAP first-quarter 2016 results include acquisition-related impacts consisting of $7 million amortization expense for acquired intangible assets and $3 million depreciation expense related to the fair value write-up of acquired property and equipment. Prior year first-quarter 2015 GAAP results included $7 million amortization expense for acquired intangible assets, $6 million depreciation expense related to the fair value write-up of acquired property and equipment, and $3 million integration expenses.

Reconciliation tables of GAAP to non-GAAP results are attached.

2016 Business Outlook

Convergys expectations for 2016 revenue, EBITDA and EPS now include:

•	Constant currency revenue growth to approximate zero percent, revised from prior guidance to approximate 1 percent;

•	Adjusted EBITDA margin to approximate 13 percent, unchanged from prior guidance;

•	Adjusted effective tax rate to approximate 21 percent, unchanged from prior guidance;

•	Diluted shares outstanding to approximate 104 million, unchanged from prior guidance;

•	Adjusted EPS growth of 5 percent to 8 percent, unchanged from prior guidance.

For the rest of the year, the company expects seasonal sequential decreases in revenue, EBITDA and EPS in the second quarter of 2016 with sequential improvement in quarterly results beginning in the third quarter.

Not included in this outlook are acquisition-related impacts such as integration costs, intangible amortization and depreciation related to the fair value write-up of acquired property and equipment, and tax expense associated with cash repatriation. Also not included are impacts from future currency movements, non-cash pension settlement charges, significant discrete tax adjustments or any future share repurchase activities.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Forward looking statements may be identified by words such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of our largest clients and the major industries that we serve; (iii) contractual provisions that may limit our profitability or enable our clients to reduce or terminate services; (iv) our failure to successfully acquire and integrate businesses; (v) our inability to protect proprietary or personally identifiable data against unauthorized access or unintended release; (vi) our inability to maintain and upgrade our technology and network equipment in a timely and cost effective manner; (vii) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (viii) the effects of foreign currency exchange rate fluctuations; (ix) the failure to meet expectations regarding our future tax liabilities or the unfavorable resolution of tax contingencies; (x) adverse effects of regulatory requirements, investigative and legal actions, and other commitments and contingencies and (xi) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses operating income, net income from continuing operations and diluted earnings per share from continuing operations metrics excluding certain unusual, non-operational or restructuring-related activities.

These items are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, constant currency revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share from continuing operations excluding the items above, and the GAAP measures, revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance.

The Company presents the non-GAAP financial measure constant currency revenue growth because management uses this measure to assess underlying revenue trends by providing revenue growth between periods on a consistent basis. Constant currency revenue growth is determined by using the comparable prior year period’s currency exchange rates to translate current period revenue from local currencies. The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Management uses the non-GAAP metrics free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys’ management believes that free cash flow and adjusted free cash flow are useful to investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow provide an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other opportunities. Management also believes the presentation of these measures enhances the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by utilizing the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash flow from operating activities, in its evaluation of performance.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation

Convergys will hold its First Quarter 2016 Financial Results webcast at 9:00 a.m., Eastern time, Tuesday, May 10. The webcast presentation will take place live and will then be available for replay at this link - 1Q16ConferenceCall. This link will replay the webcast presentation through June 7. You may also access the webcast via the Convergys website, www.convergys.com. Click “Investors,” then “Releases, Events & Presentations.”

About Convergys

Convergys delivers consistent, quality customer experiences in 58 languages and from more than 150 locations around the globe. We partner with our clients to improve customer loyalty, reduce costs, and generate revenue through an extensive portfolio of capabilities, including customer care, analytics, technical support, collections, home agent, and end-to-end selling. We are committed to delighting our clients and their customers, delivering value to our shareholders, and creating opportunities for our talented, caring employees, 130,000-strong in 31 countries around the world. Visit www.convergys.com to learn more about us.

Supporting Resources

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(Convergys and the Convergys logo are registered trademarks of Convergys Corporation).

Contacts

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months
	Ended March 31,		%
(In millions except per share amounts)	2016	2015	Change
Revenues:
Communications	365.2	397.6	(8)
Technology	164.4	150.3	9
Financial Services	55.1	55.1	0
Other	137.5	137.5	0

Total Revenues	$722.2	$740.5	(2)
Costs and Expenses:
Cost of Providing Services and Products Sold	451.2	472.4	(4)
Selling, General and Administrative	171.8	171.8	(0)
Depreciation	31.8	36.6	(13)
Amortization	6.9	7.0	(1)
Restructuring Charges	1.5	1.0	50
Transaction and Integration Costs	—	2.5	(100)

Total Costs and Expenses	663.2	691.3	(4)

Operating Income	59.0	49.2	20
Other Income, net	0.1	2.8	(96)
Interest Expense	(4.5)	(4.6)	(2)

Income Before Income Taxes and Discontinued Operations	54.6	47.4	15
Income Tax Expense	10.1	8.1	25

Income from Continuing Operations, net of tax	44.5	39.3	13
Income from Discontinued Operations, net of tax expense of $0.8 and $0.1, for the three months ended March 31, 2016 and 2015, respectively.	—	0.1	(100)

Net Income	$44.5	$39.4	13

Basic Earnings Per Common Share
Continuing Operations	$0.46	$0.40
Discontinued Operations	$0.00	$0.00

Net Basic Earnings Per Common Share	$0.46	$0.40

Diluted Earnings Per Common Share
Continuing Operations	$0.43	$0.37
Discontinued Operations	$0.00	$0.00

Net Diluted Earnings Per Common Share	$0.43	$0.37

Weighted Average Common Shares Outstanding
Basic	96.5	99.0
Diluted	103.8	105.0

Market Price Per Share
High	$27.84	$23.01
Low	$22.53	$18.81
Close	$27.77	$22.87

CONVERGYS CORPORATION

Reconciliation of GAAP Revenue Growth to non-GAAP Constant Currency Revenue Growth

(In Millions Except Per Share Amounts)

	Three Months Ended March 31,
	2016	2015
Revenue	$722.2	$740.5
Revenue growth, as reported under U.S. GAAP	-2.5%	22.0%
Foreign exchange impact (a)	1.1%	3.0%

Constant currency revenue growth (a non-GAAP measure)	-1.4%	25.0%

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Three Months
	Ended March 31,		%
	2016	2015	Change
Operating income as reported under U.S. GAAP	$59.0	$49.2	20
Operating Margin	8.2%	6.6%
Depreciation of property & equipment write-up (b)	3.2	5.5
Amortization of acquired intangible assets (c)	6.9	7.0
Integration related expenses (d)	—	2.5

Total charges	10.1	15.0

Adjusted operating income (a non-GAAP measure)	$69.1	$64.2	8

Adjusted Operating Margin	9.6%	8.7%
Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$54.6	$47.4	15
Total operating charges from above	10.1	15.0

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$64.7	$62.4	4

Income from continuing operations, net of tax, as reported under U.S. GAAP	$44.5	$39.3	13
Total operating charges from above, net of tax	7.1	10.5

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$51.6	$49.8	4

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.43	$0.37	16
Net impact of total charges included in continuing operations	0.07	0.10

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.50	$0.47	6

(a)	Changes in currency exchange rates resulted in reduced revenues in the current quarter primarily due to the strengthening U.S. dollar relative to the euro, British pound, Australian dollar and the Canadian dollar.
(b)	During the first quarter of 2016 and 2015, the Company recorded $3.2 and $5.5, respectively, of depreciation expense resulting from the fair value write-up of property and equipment acquired from Stream.
(c)	During the first quarter of 2016 and 2015, the Company recorded amortization expense of $6.9 and $7.0, respectively, related to acquired intangible assets.
(d)	During the first quarter of 2015, the Company recorded $2.5 of integration expenses associated with Convergys’ integration of the acquired Stream operations. These expenses were primarily related to third-party consulting services and severance expense.

Management uses constant currency revenue growth to assess underlying revenue trends by providing revenue growth between periods on a consistent basis. Constant currency revenue growth is determined by using the comparable prior year period’s currency exchange rates to translate current period revenue from local currencies. Management uses operating income, income from continuing operations, net of tax and earnings per share from continuing operations excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, constant currency revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months
	Ended March 31,		%
(In millions)	2016	2015	Change
Income from Continuing Operations, net of tax	$44.5	$39.3	13
Depreciation and Amortization	38.7	43.6	(11)
Interest expense	4.5	4.6	(2)
Income tax expense	10.1	8.1	25

EBITDA (a non-GAAP measure)	$97.8	$95.6	2
Integration related expenses	—	2.5	(100)

Adjusted EBITDA (a non-GAAP measure)	$97.8	$98.1	(0)

EBITDA Margin	13.5%	12.9%
Adjusted EBITDA Margin	13.5%	13.2%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures enhances the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(In millions)	2016	2015
Assets
Cash and Cash Equivalents	$221.5	$204.7
Short-Term Investments	11.2	12.2
Receivables - Net	551.3	536.3
Other Current Assets	68.6	70.1
Property and Equipment - Net	313.0	329.1
Other Assets	1,213.1	1,204.2

Total Assets	$2,378.7	$2,356.6

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$2.9	$3.4
Other Current Liabilities	324.0	335.0
Other Liabilities	348.2	343.2
Long-Term Debt	316.0	335.9
Convertible Debentures Conversion Feature	62.5	62.9
Common Shareholders’ Equity	1,325.1	1,276.2

Total Liabilities and Shareholders’ Equity	$2,378.7	$2,356.6

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months
	Ended March 31,
(In millions)	2016	2015
Net cash provided by operating activities	$76.6	$65.1
Capital expenditures	(11.0)	(28.6)

Free cash flow (a non-GAAP measure)	$65.6	$36.5
Stream acquisition - cash paid for transaction and integration related expenses (a)	1.4	4.5

Adjusted free cash flow (a non-GAAP measure)	$67.0	$41.0

(a)	Because these payments were associated with investment activity, we have excluded these amounts from our adjusted free cash flow calculation.

Management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys’ Management believes that free cash flow and adjusted free cash flow are useful to investors because they present the operating cash flow of the Company, excluding capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow provide an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other investment opportunities. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments, including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Convergys Corporation

Summarized Statement of Cash Flow

(Unaudited)

	For the Three Months
	Ended March 31,
(In millions)	2016	2015
Net cash provided by operating activities	$76.6	$65.1
Net cash used in investing activities	(11.8)	(28.6)
Net cash used in financing activities	(48.0)	(3.2)

Net increase in cash	$16.8	$33.3